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Exhibit 5.1

WINTHROP & WEINSTINE, P.A.
3000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(612) 347-0700

August 8, 2002

Vital Images, Inc.
3300 Fernbrook Lane, Suite 200
Plymouth, Minnesota 55447

Re:	Registration Statement on Form S-8—Vital Images, Inc.

Ladies and Gentlemen:

We have acted as counsel to Vital Images, Inc., a Minnesota corporation (the "Company"), in connection with the registration by the Company of 759,000 shares (the "Shares") of its common stock, $.01 par value, pursuant to the Company's Registration Statement on Form S-8 for the Company's 1997 Stock Option and Incentive Plan, the Company's 1997 Director Stock Option Plan and certain of the Company's non-plan options to be filed with the Securities and Exchange Commission on August 9, 2002 (the "Registration Statement").

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1.
The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2.
All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

3.
The Shares are validly authorized by the Company's Articles of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

By:	/s/ MICHELE D. VAILLANCOURT Michele D. Vaillancourt

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  Exhibit 5.1